EXHIBIT 10.23

PURCHASE AND SALE AGREEMENT

Between

BOSTON EDISON COMPANY

and

TRANSCANADA ENERGY LTD.

June 23, 2004

Table of Contents

ARTICLE 1 - DEFINITIONS		1
ARTICLE 2 - PURCHASE AND SALE		3
2.1	The Sale	3
ARTICLE 3 - PURCHASE PRICE AND CLOSING		3
3.1	Purchase Price	3
3.2	Closing	3
3.3	Deliveries by the Seller	3
3.4	Deliveries by the Buyer	3
ARTICLE 4 - CONDITIONS TO SALE		4
4.1	Conditions to Obligations of both Parties	4
4.2	Conditions to Obligation of the Seller	4
4.3	Conditions to Obligation of Buyer	5
4.4	Obligation with Respect To Conditions	5
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES		6
5.1	Representations and Warranties of Both Parties	6
5.2	Additional Representations and Warranties of Buyer	6
5.3	Additional Representations and Warranties of Seller	7
5.4	Survival of Representations and Warranties	7
ARTICLE 6 - COVENANTS		8
6.1	Seller’s Covenants with Respect to the OSP Contracts	8
6.2	Buyer’s Covenants.	8
6.3	Consents and Approvals	9
6.4	Taxes	9
ARTICLE 7 - INDEMNIFICATION		9
7.1	Indemnification by Buyer	9
7.2	Indemnification by the Seller	9
7.3	Indemnification Procedures	10
ARTICLE 8 - TERMINATION		10
8.1	Grounds for Termination Prior to Closing	10
8.2	Effect of Termination.	11
ARTICLE 9 - GENERAL PROVISIONS		11
9.1	Expenses	11
9.2	Further Assurances	11
9.3	Entire Agreement	11
9.4	Notices	11
9.5	Announcements	12
9.6	Benefit of the Agreement	12
9.7	Time	12
9.8	Assignment	12
9.9	Counterparts	12
9.10	Severability	13
9.11	Amendments and Waivers	13
9.12	Headings	13
9.13	Interpretation	13
9.14	Statutory References	13
9.15	Funds	13
9.16	Exhibits	14
9.17	No Drifting Presumption	14
9.18	Governing Law	14

EXHIBIT A	OSP CONTRACTS
EXHIBIT B	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT C	ENTITLEMENT PAYMENT AGREEMENT
EXHIBIT D	INTERIM PERIOD
EXHIBIT E	CONSENT AND RELEASE FROM OSP
EXHIBIT F	CONSENT AND RELEASE FROM OSP II

PURCHASE AND SALE AGREEMENT

Purchase and Sale Agreement made on this 23rd day of June, 2004 by and between TransCanada Energy Ltd., a Canadian corporation (the “Buyer”) and Boston Edison Company, a Massachusetts corporation (the “Seller”), each individually a “Party” and collectively the “Parties”.

WITNESSETH:

WHEREAS, the Seller is party to certain power contracts described in Exhibit A to this Agreement (the “OSP Contracts”); and

WHEREAS, pursuant to a solicitation process commenced in October, 2003, the Seller solicited competitive bids for certain power supply contracts; and

WHEREAS, the Seller and the Buyer desire to enter into this Agreement (to establish the terms of the purchase and sale of the OSP Contracts;

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer agree as follows:

ARTICLE 1 - DEFINITIONS

1.1 Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith, all capitalized terms shall have the meanings ascribed thereto as follows:

(a)	“Affiliate” has the meaning ascribed to that term by the Securities Exchange Act of 1934;

(b)	“Agreement” means this agreement and all amendments made hereto in accordance with the provisions hereof;

(c)	“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement attached as Exhibit B between the Buyer and the Seller;

(d)	“Business Day” means any day other than a Saturday, Sunday or holiday which is recognized in The Commonwealth of Massachusetts;

(e)	“Claims” shall mean any and all losses, damages, costs, expenses, injuries of any kind or character, claims, actions, causes of action, demands, fees (including, without limitation, all legal and other professional fees and disbursements, court costs and experts’ fees), levies, taxes, judgments, fines, charges, deficiencies, interest, penalties and amounts paid in settlement, whether arising in equity, at common law, by statute, or under the law of contract, tort (including, without limitation, negligence and strict liability without regard to fault) or property law, of every kind or character;

(f)	“Closing” has the meaning ascribed to that term in Section 3.2;

(g)	“Closing Conditions” has the meaning ascribed to that term in Section 3.2;

(h)	“Closing Date” has the meaning ascribed to that term in Section 3.2;

(i)	“Consent and Release Agreements” means the Consent and Release Agreements attached as Exhibits E and F;

(j)	“Encumbrances” means any mortgages, pledges, liens, security interests, assessments, encumbrances and charges of any kind;

(k)	“Entitlement Payment Agreement” means the Entitlement Payment Agreement between Buyer and Seller attached as Exhibit C;

(1)	“FERC” means the Federal Energy Regulatory Commission;

(m)	“Form W-8BEN” means Form W-8BEN attached as Exhibit G or any successor form thereto;

(n)	“Interim Period” has the meaning ascribed to that term in Exhibit D;

(o)	“Interim Period Refund” has the meaning ascribed to that term in Exhibit D;

(p)	“MDTE” means the Massachusetts Department of Telecommunications and Energy;

(q)	“OSP” means Ocean State Power, a Rhode Island partnership and party to one of the OSP Contracts;

(r)	“OSP II” means Ocean State Power II, a Rhode Island partnership and party to one of the OSP Contracts;

(s)	“OSP Contracts” has the meaning ascribed to that term in the Recital;

(t)	“Purchased Assets” means all right, title and interests of the Seller in and to and all liabilities and obligations of the Seller under the OSP Contracts;

(u)	“Purchase Price” has the meaning ascribed to that term in Section 3.1;

(v)	“Taxes” means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state or local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties, or additions attributable thereto.

ARTICLE 2 - PURCHASE AND SALE

2.1 The Sale

Upon the terms and subject to the satisfaction of the conditions set forth herein and effective as of the Closing Date, the Seller will permanently assign, convey, transfer and deliver to the Buyer and the Buyer will purchase and acquire from the Seller, free and clear of all Encumbrances, all of the Seller’s right, title and interest in the Purchased Assets. Subject to the provisions of Section 7.2, the Parties acknowledge and agree that, from and after the Closing Date, the Seller shall have no further obligations or liabilities under the OSP Contracts except for such obligations and liabilities arising prior to the Closing Date.

ARTICLE 3 - PURCHASE PRICE AND CLOSING

3.1 Purchase Price

The purchase price to be paid for the Purchased Assets shall be one dollar (the “Purchase Price”), the receipt of which is hereby acknowledged.

3.2 Closing

Upon the terms and subject to the satisfaction of the conditions contained in Article 4 (the “Closing Conditions”), the closing of the sale of the Purchased Assets contemplated by this Agreement (the “Closing”) will take place at Seller’s offices in Boston, Massachusetts at 10:00 a.m. (local time) on such date as the Parties may agree, which date is as soon as practicable but no later than fifteen (15) Business Days following the date on which all of the Closing Conditions have been satisfied or waived; or at such other place or time as the Parties may agree. The date and time at which the Closing actually occurs is herein after referred to as the “Closing Date”.

3.3 Deliveries by the Seller

At the Closing, the Seller shall deliver or cause to be delivered to the Buyer the following:

(a)	the Assignment and Assumption Agreement, duly executed by the Seller;

(b)	the Entitlement Payment Agreement, duly executed by the Seller;

(c)	the Officer’s certificate referred to in Section 4.3(a); and

(d)	the Consent and Release Agreements, duly executed by Seller and OSP or OSP II, as the case may be.

3.4 Deliveries by the Buyer

At the Closing, the Buyer shall deliver or cause to be delivered to the Seller the following:

(a)	the Assignment and Assumption Agreement, duly executed by the Buyer;

(b)	the Entitlement Payment Agreement, duly executed by the Buyer;

(c)	the Officer’s certificate referred to in Section 4.2(a); and

(d)	a completed Form W-8BEN.

ARTICLE 4 - CONDITIONS TO SALE

4.1 Conditions to Obligations of both Parties

The obligations of the Buyer and the Seller under this Agreement are subject to the fulfillment and satisfaction, on or prior to the Closing Date, of each of the following obligations, any one or more of which may be waived, in whole or in part, only in writing by both the Buyer and the Seller:

(a)	No Restraining Proceedings. No preliminary or permanent injunction or other order or decree by any court of competent jurisdiction or any governmental entity which prevents the consummation of the sale of the Purchased Assets contemplated hereby shall have been issued and remain in effect (each Party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statutes, rule or regulation shall be enacted by any state or federal government or governmental agency in the United States which prohibits the consummation of the sale of the Purchased Assets.

(b)	Governmental Approvals. All the approvals and authorizations required for the effectiveness of this Agreement and for the performance by the Seller and the Buyer of their respective obligations under this Agreement, shall have been received in a form reasonably acceptable to the Buyer and the Seller, specifically including final approvals of the MDTE and the FERC, and are no longer subject to reconsideration or appeal.

(c)	NEPOOL/ ISO. Any and all necessary filings or notices shall have been given or made with the New England Power Pool and/or the New England Independent System Operator and any and all approvals or authorizations concerning the transaction contemplated by this Agreement shall have been received in a form reasonably acceptable to each Party.

4.2 Conditions to Obligation of the Seller

The obligations of the Seller under this Agreement are subject to the fulfillment and satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived, in whole or in part, only in writing by the Seller:

(a)	Representations, Warranties and Covenants True at the Closing Date. (i) All representations and warranties of Buyer contained in Sections 5.1 and 5.2 of this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties had been made or given on such date (except to the extent such representations and warranties specifically pertain to an earlier date), except (x) for changes contemplated by this Agreement and (y) where the failure to be true and correct will not have a material adverse effect on the business, property, financial condition, results of operations or prospects of Seller, or on the Seller’s rights under this Agreement; (ii) Buyer shall have performed and complied with, in all material respects, its obligations that are to be performed by or complied with prior to or on the Closing Date; and (iii) Buyer shall have delivered a certificate signed by one of its duly authorized officers certifying as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

(b)	Consents/ Releases. All consents, approvals and releases for the transactions contemplated hereby under the terms of the OSP Contracts or any other related agreement have been obtained in a form satisfactory to the Seller, including without limitation the Consent and Release documents executed by OSP and OSP II which are attached as Exhibits E and F.

4.3 Conditions to Obligation of Buyer

The obligations of Buyer under this Agreement are subject to the fulfillment and satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may only be waived in writing, in whole or in part, by Buyer:

(a)	Representations, Warranties and Covenants True at the Closing Date. (i) All representations and warranties of the Seller contained in Sections 5.3 (a), (c) and (e) of this Agreement shall be true and correct in all respects and all other representations of the Seller contained in Sections 5.1 and Section 5.3 (b) and (d) of this Agreement shall be true and correct in all material respects, when made and at and as of the Closing Date as though such representations and warranties had been made or given on such date (except to the extent such representations and warranties specifically pertain to an earlier date), except (x) for changes contemplated by this Agreement and (y) where the failure to be true and correct will not have a material adverse effect on the OSP Contracts or the Buyer’s rights under this Agreement; (ii) the Seller shall have performed and complied with, in all material respects, its obligations that are to be performed or complied with by it prior to or on the Closing Date; and (iii) the Seller shall deliver a certificate signed by one of its duly authorized officers certifying as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

(b)	Encumbrances. There shall be no Encumbrances on the Purchased Assets.

4.4 Obligation with Respect To Conditions

The Seller and the Buyer shall each use reasonable efforts to obtain all of the foregoing approvals and authorizations and to otherwise satisfy the foregoing conditions. Each Party agrees to promptly advise the other of the fulfillment or waiver of any condition and any material events associated with such conditions, and further each Party agrees to promptly notify the other in the event that such Party determines that any required consent or government approval or authorization is not acceptable to such Party.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of Both Parties

Each Party hereby represents and warrants to the other that:

(a)	It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business in all jurisdictions where such qualification is required.

(b)	It has full power and authority to enter this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and do not and will not contravene its organizational documents or conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or declare a default under, any agreement or instrument to which it is a party or by which it is bound. The execution, delivery and performance by it of this Agreement will not result in any violation by it of any law, rule or regulation applicable to it. It is not a party to, nor subject to or bound by, any judgment, injunction or decree of any court or other governmental entity, which may restrict or interfere with the performance of this Agreement by it. This Agreement has been duly and validly executed and delivered on its behalf and is its valid and binding obligation and is enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting or relating to the enforcement of creditor’s rights generally or general principles of equity.

(c)	Except for the approvals of the FERC and MDTE, no consent, waiver, order, approval, authorization or order of, or registration, qualification or filing with, any court or other governmental agency or authority is required for the execution, delivery and performance by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby. No agreement, consent or waiver of any party to any contract to which such Party is a party or by which it is bound is required for the execution, delivery and performance by such Party of this Agreement which has not been duly obtained.

(d)	Except for any fees payable by the Seller to Concentric Energy Advisors, Inc., no broker, finder or other person is entitled to any fees or commissions in connection with this Agreement or the transaction contemplated herein.

5.2 Additional Representations and Warranties of Buyer

The Buyer hereby represents and warrants with the Seller that the Buyer has (i) been represented by counsel, (ii) had the opportunity to make a complete and thorough review of the OSP Contracts and all related documents, sufficient for it to understand the benefits and risks of the transactions contemplated by this Agreement, and (iii) that the Buyer is not relying on any representations or warranties by the Seller or any person actually or purportedly acting on the Seller’s behalf with respect to any matter affecting or arising out of or in connection with the OSP Contracts, except as otherwise expressly set forth in this Agreement.

5.3 Additional Representations and Warranties of Seller

Seller hereby represents and warrants with the Buyer that:

(a)	The Seller has good and valid title to the Purchased Assets, free and clear of all Encumbrances.

(b)	The OSP Contracts (i) constitute valid and binding obligations of the Seller and to the best knowledge of the Seller constitute valid and binding obligations of OSP and OSP II, (ii) are in full force and effect, and (iii) upon receipt of the Consent and Release Agreements, do not prohibit the transfer of the OSP Contracts hereunder and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder.

(c)	There is not, under the OSP Contracts, any default or event which, with notice or lapse of time or both, would constitute a default on the part of Seller or, to the knowledge of Seller, OSP or OSP II.

(d)	There are no actions or proceedings pending or to the knowledge of the Seller, threatened, against the Seller or its Affiliates relating to the Purchased Assets or any such actions or proceedings, the subject matter of which is the Purchased Assets, except to the extent that such actions or proceedings would be subject to an indemnity obligation of the Seller pursuant to Section 7.2.

(e)	No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for the purchase from the Seller of any interest in the Purchased Assets.

5.4 Survival of Representations and Warranties

(a)	The representations and warranties made by the Seller herein or contained in any schedule or exhibit attached hereto or other document or certificate given in order to carry out the transaction contemplated herein shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Buyer or any other person or any knowledge of the Buyer or any other person, shall continue in full force and effect for the benefit of the Buyer.

(b)	The representations and warranties made by the Buyer herein or contained in any schedule or exhibit attached hereto or other document of certificate given in order to carry out the transaction contemplated herein shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Seller or any other person or any knowledge of the Seller or any other person, shall continue in full force and effect for the benefit of the Seller.

ARTICLE 6 - COVENANTS

6.1 Seller’s Covenants with Respect to the OSP Contracts

(a)	During the period from the date of this Agreement to the Closing Date and subject to the activities contemplated in Exhibit D hereto, the Seller will conduct its business with respect to the Purchased Assets according to its ordinary and usual course of business consistent with past practice and will not amend (or waive any rights under) the OSP Contracts without the Buyer’s prior written consent or take any action or fail to take any action that would result in a material breach of the Seller’s obligations under the OSP Contracts.

(b)	The Seller shall use reasonable efforts to promptly provide the Buyer with documents and information regarding operation, dispatch, scheduling and other matters relevant to the OSP Contracts prior to the Closing Date and which are available to the Seller. To the extent that the Seller receives any notices issued prior to the Closing Date pursuant to the terms of the OSP Contracts, the Seller agrees promptly to forward such notices to the Buyer within five (5) Business Days from the Seller’s receipt thereof.

(c)	The Seller shall make timely payments of all amounts due for periods prior to the Closing Date under the OSP Contracts.

(d)	The Seller shall keep the OSP Contracts in good standing and shall not take any action or fail to take any action that would result in a breach of the Seller’s obligations under the OSP Contracts. In the case of a breach by OSP or OSP II under the OSP Contracts prior to the Closing Date, the Seller shall cooperate with the Buyer to enforce the provisions of the OSP Contracts.

(e)	The Seller shall keep the Purchased Assets free and clear of any and all Encumbrances except such Encumbrances imposed on account of Buyer or Buyer’s affiliates.

(f)	During the Interim Period, the Seller shall perform its obligations set out in Exhibit D.

(g)	From and after the Closing Date, the Seller shall pay to the Buyer the amounts due pursuant to and in accordance with the Entitlement Payment Agreement.

6.2 Buyer’s Covenants

(a)	The Buyer hereby assumes and agrees to pay, perform or discharge in accordance with their terms, from and after the Closing Date, to the extent not heretofore paid, performed or discharged, all liabilities and obligations of the Seller under the OSP Contracts, except for any obligations or liabilities arising prior to the Closing Date.

(b)	During the Interim Period, the Buyer shall perform all obligations assumed by it pursuant to the temporary entitlement transfer referred to in Exhibit D.

(c)	The Buyer shall use reasonable efforts to promptly provide the Seller with documents and information regarding operation, dispatch, scheduling and other matters relevant to the OSP Contracts prior to the Closing Date and which are available to the Buyer.

6.3 Consents and Approvals

The Seller and the Buyer shall cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) use all commercially reasonably efforts to obtain all necessary consents, approvals and authorization of all other parties, necessary or advisable to consummate the transaction contemplated by this Agreement

6.4 Taxes

All payments made under this Agreement shall be made without withholding or deduction for Taxes, provided that the Buyer has provided to the Seller at Closing and thereafter as reasonably requested by the Seller a Form W-8BEN.

ARTICLE 7 - INDEMNIFICATION

7.1 Indemnification by Buyer

The Buyer shall indemnify, defend and hold harmless the Seller and the Seller’s officers, directors, agents, employees and Affiliates from and against any and all Claims relating to or arising out of:

(a)	Any material failure of the Buyer to observe or perform any term or provision of this Agreement or the Entitlement Payment Agreement which is the Buyer’s obligation to observe or perform;

(b)	All liabilities and obligations arising under or relating to the OSP Contracts from and after the Closing Date; or

(c)	Any failure of any representation or warranty made by the Buyer herein to be true in any material respect.

7.2 Indemnification by the Seller

The Seller shall indemnify, defend and hold harmless the Buyer, its officers, directors, agents, employees and Affiliates from and against any and all Claims relating to or arising; out of:

(a)	Any material failure of the Seller to observe or perform any term or provision of this Agreement, the Entitlement Payment Agreement or the OSP Contracts which is the Seller’s obligation to observe or perform;

(b)	All liabilities and obligations arising under or relating to the OSP Contracts, prior to the Closing Date;

(c)	Any failure of any representation or warranty made by the Seller in Sections 5.1, 5.3 (b) and 5.3 (d) to be true in any material respect; or

(d)	Any failure of any representation or warranty made by the Seller in Sections 5.3 (a), (c) and (e) to be true in any respect.

7.3 Indemnification Procedures

If any Party intends to seek indemnification under this Article 7 from the other Party with respect to any Claim, the Party seeking indemnification shall give the other Party notice of such Claim within fifteen (15) days of the commencement of, or actual knowledge of, such Claim. The omission of any Party seeking indemnification under this Article 7 to so notify the other Party of any such Claim within the time period set forth above shall not relieve such other Party from any liability which they may have to the Party seeking indemnification under this Article 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses of such other Party. With respect to any third party claim, the Party indemnification shall have the right, at its sole cost and expense, to participate in the defense of any such Claim. The Party providing indemnification shall not compromise or settle any such Claim unless such settlement or compromise includes an unconditional release of the Party seeking indemnification from all liability arising or that may arise from such Claim and imposes no material obligations upon the Party seeking indemnification. Each Party agrees that it will not, without the prior consent of the other Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim, which consent shall not be unreasonably withheld.

ARTICLE 8 - TERMINATION

8.1 Grounds for Termination Prior to Closing

This Agreement may be terminated at any time prior to Closing;

(a)	by the mutual written agreement of the Parties;

(b)	by the Seller or the Buyer if Closing shall not have been completed on or before December 31, 2004, or such other date, if any, as the Buyer and the Seller shall have agreed to in writing; or

(c)	by one Party if the other Party has materially breached its obligations hereunder and such breach has not been cured within thirty (30) days of written notification thereof.

8.2 Effect of Termination.

If this Agreement is terminated by the Buyer or the Seller as permitted under Section 8.1(a) or (b):

(a)	the Buyer shall pay to the Seller the Interim Period Refund in accordance with Exhibit D.

(b)	except as provided for in Section 8.2 (a), and with respect to any Party then in breach, such termination shall be without liability of either Party to the other Party, or to any of its or their shareholders, directors, officers, employees, agents, consultants or representatives.

ARTICLE 9 - GENERAL PROVISIONS

9.1 Expenses

Subject to the provisions of Section 8.2(b), each Party is responsible for its own legal fees and other charges incurred in connection with the preparation of this Agreement, all negotiations between the Parties, and the consummation of the transactions contemplated hereby.

9.2 Further Assurances

Each of the Parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as any other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

9.3 Entire Agreement

Except as specifically provided in this Agreement, this Agreement constitutes the entire agreement between the Parties in respect of the subject matter hereof and cancel and supersede any prior agreements, undertakings, declarations, commitments, representations, written or oral, in respect thereof.

9.4 Notices

Any demand, notice or communication to be made or given hereunder shall be in writing and may be made or given by personal delivery or by transmittal by telecopy or other electronic means of communication addressed to the respective Party as follows:

To the Seller: One NSTAR Way Westwood, MA 02090

Attention:	Ellen K. Angley, Vice President, Energy Supply and Transmission
Fax No.:	(781) 441-8078

To the Buyer:
450 – 1st Street SW
Calgary, Alberta
T2P 5H1

Attention:	Director, Business Development
Fax No.:	(403) 920-2421

or to such other address or telecopy number as any Party may from time to time notify the other in accordance with this Section 9.4. Any demand, notice or communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof, or, if made or given by electronic means of communication, on the first Business Day following the transmittal thereof.

9.5 Announcements

No announcement with respect to this Agreement or the transaction contemplated herein shall be made by either Party without the prior written approval of the other Party. The foregoing shall not apply to any announcement by a Party required in order to comply with laws or stock exchange regulations pertaining to timely disclosure, provided that such Party consults with the other Party before making any such announcement.

9.6 Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

9.7 Time

Time shall be of the essence. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day) then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

9.8 Assignment

Neither of the Parties hereto shall assign its rights or obligations hereunder without the prior written consent of the other Party.

9.9 Counterparts

This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such executed counterpart.

9.10 Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In respect of any provision so determined to be unenforceable or invalid, the Parties agree to negotiate in good faith in order to replace the unenforceable or invalid provision with a new provision that is enforceable and valid in order to give effect to the business intent of the original provision to the extent permitted by law and in accordance with the intent of this Agreement.

9.11 Amendments and Waivers

No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the Parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

9.12 Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Exhibits, Articles and Sections shall refer to Exhibits, Articles and Sections of this Agreement.

9.13 Interpretation

In this Agreement words importing the singular number only shall include the plural and vice versa, and words importing gender shall include all genders and words importing persons shall include individuals, sole proprietorships, partnerships, associations, trusts, joint ventures, unincorporated organizations and corporations and natural persons in their capacities as trustees, executors, administrators or other legal representatives.

9.14 Statutory References

Any reference to a statute shall include and shall be deemed to be, a reference to such statute and to the regulations made pursuant thereto, and all amendments made thereto and enforced from time to time, and to any statute or regulation that may be passed that has the effect of supplementing or replacing the statute so referred to or the regulations made pursuant thereto, and any reference to an order, ruling or decision shall be deemed to be a reference to such order, ruling or decision as the same may be varied, amended, modified, supplemented or replaced from time to time.

9.15 Funds

All dollar amounts referred to in this Agreement are in US dollars.

9.16	Exhibits

The following are the Exhibits annexed hereto and incorporated by reference and deemed to be part hereof:

Exhibit A	-	OSP Contracts
Exhibit B	-	Assignment and Assumption Agreement
Exhibit C	-	Entitlement Payment Agreement
Exhibit D	-	Interim Period
Exhibit E	-	Consent and Release from OSP
Exhibit F	-	Consent and Release from OSP II

9.17	No Drafting Presumption

The Parties acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement and the Parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

9.18	Governing Law

This Agreement shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts without regard to the conflicts of laws provisions in effect therein.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first above written.

TRANSCANADA ENERGY LTD.		BOSTON EDISON COMPANY

By:	/s/ Sean D. McMaster	By:	/s/ Ellen K. Angley
Name:	Sean D. McMaster	Name:	Ellen K. Angley
Title:	Vice President	Title:	Vice President Energy Supply & Transmission

By:	/s/ Kristine L. Delkns
Name:	Kristine L. Delkns
Title:	Vice-President, Law

LEGAL	/s/ [ILLEGIBLE]
CONTENT

EXHIBIT A

OSP CONTRACTS

I. Unit Power Agreement for the Sale of Unit Capacity and Energy from Ocean State Power to Boston Edison Company dated December 31,1985, as amended.

II. Unit Power Agreement for the Sale of Unit 2 Capacity and Energy from Ocean State Power II to Boston Edison Company dated July 1, 1988, as amended.

EXHIBIT B

TO PURCHASE AND SALE AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

Assignment and Assumption Agreement (this “Agreement”) made, executed and delivered on this      day of             , 2004, by and between TRANSCANADA ENERGY LTD., a Canadian corporation (the “Buyer”), and BOSTON EDISON COMPANY, a Massachusetts corporation (the “Seller”).

WITNESSETH:

WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of June 23, 2004 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and between the Seller and the Buyer, the Seller agreed to sell and the Buyer agreed to buy the Purchased Assets (as defined in the Purchase Agreement); and

WHEREAS, the Purchase Agreement requires that the Seller assign all of its right, title and interest in, and that the Buyer assume all liabilities and obligations of the Seller under, the OSP Contracts (as defined in the Purchase Agreement);

NOW THEREFORE, in good consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Buyer agree as follows:

1. Capitalized terms which are used in this Agreement but are not defined in this Agreement shall have the meaning ascribed to such terms in the Purchase Agreement.

2. As of the Closing Date, the Seller hereby assigns, transfers and sets over to the Buyer all of the Seller’s rights, title and interest in and to the OSP Contracts, free and clear of all Encumbrances.

3. As of the Closing Date, the Buyer hereby assumes and agrees to pay, perform or discharge in accordance with their terms, to the extent not heretofore paid, performed or discharged, all liabilities and obligations of the Seller under the OSP Contracts except for such liabilities and obligations arising prior to the Closing Date.

4. It is understood and agreed that nothing in this Agreement Shall constitute a waiver or release of any claims arising out the contractual relationships between the Seller and the Buyer.

5. This Agreement shall inure to the benefit and be enforceable against the respective successors and assigns of the Seller and the Buyer.

6. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (regardless of the laws that might otherwise govern under applicable Massachusetts principles of conflicts of laws).

7. This Agreement is delivered pursuant to and is subject to the Purchase Agreement. In the event of any conflict between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall prevail.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the respective duly authorized officers of the Seller and the Buyer as of the date first above written.

TRANSCANADA ENERGY LTD.

By:
Name:
Title:

By:
Name:
Title:

BOSTON EDISON COMPANY

By:
Name:
Title:

EXHIBIT C

ENTITLEMENT PAYMENT AGREEMENT

ENTITLEMENT PAYMENT AGREEMENT

Between

BOSTON EDISON COMPANY

and

TRANSCANADA ENERGY LTD.

December 21, 2004

Table of Contents

ARTICLE 1 - DEFINITIONS		1
1.1	Definitions	1
ARTICLE 2 - ENTITLEMENT PAYMENT		2
2.1	Entitlement Payment	2
2.2	True-Up Amounts	3
2.3	Payment	3
2.4	Financial Assurances	3
2.5	Taxes	4
ARTICLE 3 - TERM		4
3.1	Term	4
ARTICLE 4 - DEFAULTS		4
4.1	Boston Edison Defaults	4
4.2	TCE Defaults	4
ARTICLE 5 - GENERAL PROVISIONS		5
5.1	Expenses	5
5.2	Further Assurances	5
5.3	Entire Agreement	5
5.4	Notices	5
5.5	Benefit of the Agreement	6
5.6	Time	6
5.7	Assignment	6
5.8	Counterparts	6
5.9	Severability	6
5.10	Amendments and Waivers	6
5.11	Headings	7
5.12	Interpretation	7
5.13	Funds	7
5.14	Exhibits	7
5.15	No Drafting Presumption	7
5.16	Governing Law	7
EXHIBIT A OSP CONTRACTS
EXHIBIT B TRUE-UP PERIOD
EXHIBIT C FORM W-8BEN

ENTITLEMENT PAYMENT AGREEMENT

Entitlement Payment Agreement made on this 21st day of December, 2004 by and between TransCanada Energy Ltd., a Canadian corporation (“TCE”) and Boston Edison Company, a Massachusetts corporation (“Boston Edison”), each individually a “Party” and collectively the ‘Parties”

WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of June 23, 2004 and the exhibits thereto (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”) by and between TCE and Boston Edison, Boston Edison agreed to sell and assign and TCE agreed to buy and assume the OSP Contracts; and

WHEREAS, the Purchase Agreement requires that Boston Edison make certain payments to TCE and, for that purpose, Boston Edison and TCE have agreed to execute and deliver this Entitlement Payment Agreement;

NOW THEREFORE, in good consideration of the execution of the Purchase Agreement, these premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Boston Edison and TransCanada agree as follows:

ARTICLE 1 - DEFINITIONS

1.1	Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith, all capitalized terms shall have the meanings ascribed thereto as follows:

(a)	“Agreement” means this agreement and all amendments made hereto in accordance with the provisions hereof;

(b)	“Business Day” means any day other than a Saturday, Sunday or holiday which is recognized in The Commonwealth of Massachusetts;

(c)	“Closing Date” means the date of this Agreement set out above;

(d)	“Form W-8BEN” means Form W-8BEN attached as Exhibit C or any successor form thereto;

(e)	“Insolvency Event” means with respect to Boston Edison the occurrence of one or more of the following:

(i)	a custodian, receiver, liquidator or trustee of it or of any of its property is appointed or takes possession and such appointment or possession remains uncontested or in effect for more than 30 days;

(ii)	it makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts as they mature;

(iii)	it is adjudicated bankrupt or insolvent; or an order for relief is entered under the United States Bankruptcy Code against it;

(iv)	a petition is filed against it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect, and is not stayed or dismissed within 30 days after filing;

(v)	it files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, trustee or liquidation of it or any of its property;

(f)	“Moody’s” means Moody’s Investors Service, Inc. and its successors;

(g)	“OSP” means Ocean State Power, a Rhode Island partnership and party to one of the OSP Contacts;

(h)	“OSP II” means Ocean State Power II, a Rhode Island partnership and party to one of the OSP Contracts;

(i)	“OSP Contracts” means those contracts listed in Exhibit A;

(j)	“Prime Rate” means the prime rate published in the “Money Rates” section of the Wall Street Journal;

(k)	“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors;

(l)	“Taxes” means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state or local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties, or additions attributable thereto;

(m)	“United States Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 C11 U.S.C § 101, et seq., as amended and in effect from time to time and the regulations issued from time to time thereunder.

ARTICLE 2 - ENTITLEMENT PAYMENT

2.1	Entitlement Payment

Boston Edison agrees to pay to TCE monthly, on the first Business Day of each month following the Closing Date and otherwise in accordance with Section 2.2 and Exhibit B, the amounts set forth below:

2004: $                     per month for the months of April through December

2005: $                  per month

2006: $                  per month

2007: $                  per month

2008: $                  per month

2009: $                  per month

2010: $                  per month

2011: $                  per month for the months of January through September

If the Closing Date occurs other than on the first day of a month, the amount payable by Boston Edison for such month shall be pro rated based on the number of days in such month following and including the Closing Date and shall be payable on the Closing Date.

2.2	True-Up Amounts

The responsible Party shall pay any amounts owing to the other pursuant to Exhibit B. Such payment shall be made to the Party to receive such payment in accordance with the provisions set forth in Exhibit B.

2.3	Payment

All payments required under this Agreement shall be paid by wire transfer of immediately available funds to an account designated by the Party to receive such payment. If all or any part of any amount due and payable hereunder shall not be paid by the owing Party on the date specified herein, interest on the unpaid amount shall accrue from the due date of such payment until the date that payment is received and shall be paid to the other Party at the rate per annum of 2% above the Prime Rate in effect on such due date.

2.4	Financial Assurances

If at any time throughout the term of this Agreement,

(i)	the debt rating on Boston Edison’s long term senior unsecured debt (or, if unavailable, its corporate credit rating) falls below BBB by S&P or Baa2 by Moody’s; or

(ii)	the debt rating on the long term senior unsecured debt (or, if unavailable, its corporate credit rating) of any provider of any Performance Assurance falls below BBB by S&P or Baa2 by Moody’s,

then TCE shall be entitled to request that Boston Edison provide TCE with Performance Assurance, or replacement Performance Assurance in the case of Section 2.4 (ii), and Boston Edison shall have seven (7) Business Days from the date of such request to provide TCE with the requested Performance Assurance “Performance Assurance” means sufficient security in the form and for the term reasonably satisfactory to TCE, including, but not limited to, one of the following: a standby irrevocable letter of credit from a financial institution reasonably acceptable to TCE, or a guarantee by an entity deemed to be creditworthy by TCE in its sole discretion. Such Performance Assurance shall be required to be maintained for only that period of time during which the debt ratings specified in this Section 2.4 are not satisfied.

2.5	Taxes

All payments made under this Agreement shall be made without withholding or deduction for Taxes, provided that the Buyer has provided to the Seller at Closing and thereafter as reasonably requested by the Seller a Form W-8BEN.

ARTICLE 3 - TERM

3.1	Term

The term of this Agreement shall commence on the Closing Date and shall remain in effect until Boston Edison has, after giving effect to the obligations set forth in Section 2.2, fully paid to TCE the amounts set out in Section 2.1.

ARTICLE 4 - DEFAULTS

4.1	Boston Edison Defaults

In the event that:

(a)	Boston Edison defaults in the performance of any of its obligations hereunder, including without limitation its obligations under Article 2 above, and fails to remedy such default within five (5) Business Days of notice thereof from TCE, or

(b)	an Insolvency Event occurs or exists in respect of Boston Edison,

then Boston Edison shall be considered in default hereof and TCE shall be entitled to pursue all legal remedies available to it.

4.2	TCE Defaults

In the event that:

(a)	TCE defaults in the performance of any of its obligations hereunder, including without limitation its obligations under Section 2.2 above, or

(b)	TCE defaults under the Assignment and Assumption Agreement and as a result thereof Boston Edison assumes any obligations or liabilities under the OSP Contracts,

and fails to remedy such default within five (5) Business Days of notice thereof from Boston Edison, then TCE shall be considered in default hereof and Boston Edison shall be entitled to pursue all legal remedies available to it.

ARTICLE 5 - GENERAL PROVISIONS

5.1	Expenses

Each Party is responsible for its own legal fees and other charges incurred in connection with the preparation of this Agreement, all negotiations between the Parties, and the consummation of the transactions contemplated hereby.

5.2	Further Assurances

Each of the Parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as any other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

5.3	Entire Agreement

Except, as specifically provided in this Agreement, this Agreement and the Purchase Agreement constitute the entire agreement between the Parties in respect of the subject matter hereof and cancel and supersede any prior agreements, undertakings, declarations, commitments, representations, written or oral, in respect thereof.

5.4	Notices

Any demand, notice or communication to be made or given hereunder shall be in writing and may be made or given by personal delivery or by transmittal by telecopy or other electronic means of communication addressed to the respective Party as follows:

To Boston Edison:

One NSTAR Way

Westwood, MA 02090

Attention:     Ellen K. Angley, Vice President, Energy Supply and Transmission

Fax No:         (781) 441-8078

To TCE:

55 Yonge Street, 8th Floor

Toronto, Ontario

M5E IJ4

Attention:     Manager, Eastern Commercial Operation

Fax No:         (416) 869-2056

or to such other address or telecopy number as any Party may from time to time notify the other Party in accordance with this Section 5.4. Any demand, notice or communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof, or, if made or given by electronic means of communication, on the first Business Day following the transmittal thereof.

5.5	Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

5.6	Time

Time shall be of the essence. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day) then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

5.7	Assignment

Boston Edison shall not assign its rights or obligations hereunder without the prior written consent of TCE, such consent not to be unreasonably withheld. TCE may assign its rights and obligations hereunder at any time, provided that any purported assignee shall provide written confirmation to Seller of such party’s acknowledgement and agreement that such assignment is subject to the terms and conditions of this Agreement and Seller’s rights and defenses hereunder.

5.8	Counterparts

This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such executed counterpart.

5.9	Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In respect of any provision so determined to be unenforceable or invalid, the Parties agree to negotiate in good faith in order to replace the unenforceable or invalid provision with a new provision that is enforceable and valid in order to give effect to the business intent of the original provision to the extent permitted by law and in accordance with the intent of this Agreement.

5.10	Amendments and Waivers

No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the Parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

5.11	Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Exhibits, Articles and Sections shall refer to Exhibits, Articles and Sections of this Agreement.

5.12	Interpretation

In this Agreement words importing the singular number only shall include the plural and vice versa, and words importing gender shall include all genders and words importing persons shall include individuals, sole proprietorships, partnerships, associations, trusts, joint ventures, unincorporated organizations and corporations and natural persons in their capacities as trustees, executors, administrators or other legal representatives.

5.13	Funds

All dollar amounts referred to in this Agreement are in US Dollars.

5.14	Exhibits

The following are the Exhibits annexed hereto and incorporated by reference and deemed to be part hereof:

Exhibit A	-	OSP Contracts
Exhibit B	-	True-Up Amounts
Exhibit C	-	Form W-8BEN

5.15	No Drafting Presumption

The Parties acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement and the Parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

5.16	Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflicts of laws provisions in effect therein.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first above written.

TRANSCANADA ENERGY LTD.		BOSTON EDISON COMPANY

By:	/s/ Sean D. McMaster	By:	/s/ Ellen K. Angley
Name:	Sean D. McMaster	Name:	Ellen K. Angley
Title:	Vice President	Title:	Vice President Energy Supply & Transmission

By:	/s/ Karl Johannson
Name:	Karl Johannson
Title:	Vice President Western Power

LEGAL	/s/ Illegible
CONTENT	/s/ Illegible